Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information for the Growth Equity Fund, Core Equity Fund, Special Equity Fund, Equity Index Fund, International Growth Fund, Balanced Fund, Cash Reserve Fund, Treasury Reserve Fund, Elite Cash Reserve Fund, Elite Treasury Reserve Fund, Short-Intermediate Bond Fund, Bond Fund, Government Income Fund, Short Term Income Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Global Bond Fund, Tax-Free Reserve Fund and Elite Tax-Free Reserve Fund, and to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A No. 2-93214) of CoreFunds, Inc. of our report dated August 16, 1996, included in the 1996 Annual Report to Shareholders of CoreFunds, Inc.



/s/ Ernst & Young LLP
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Philadelphia, Pennsylvania
October 21, 1996